Exhibit 99.2

February 3, 2021

Dear Fellow Shareholders,

This afternoon we reported our fourth quarter and full year 2020 results. Consistent with recent quarters, we are not planning to hold an earnings conference call.

Grubhub and Just Eat Takeaway.com (JET) remain on track to complete the transaction in the first half of 2021. As a reminder, all required regulatory approvals for the proposed transaction were obtained and JET’s shareholders overwhelmingly voted in favor of the proposed transaction in October 2020. The next steps include publication of a prospectus in connection with the admission to listing and trading of new JET shares in the Netherlands and the U.K., filing a registration statement with the SEC, and then holding our shareholder vote to approve the transaction.

The strong momentum in our business we have seen all year long carried into the fourth quarter. We generated 658,100 Daily Average Grubs (DAGs) (+31% year-over-year), resulting in $2.4 billion in Gross Food Sales (GFS) (+52% year-over-year). Backing out corporate and Manhattan consumer volume, our GFS was up more than 70% year-over-year in the fourth quarter.

Unfortunately, the pandemic continues to severely impact our restaurant partners. The significant spike in COVID cases throughout the fourth quarter resulted in continued limitations on indoor dining, and in many cases, intensified restrictions. Our priority continues to be doing everything we can to ensure a robust and vibrant restaurant ecosystem for the long-term. To that end, we continued to spend tens of millions of dollars on marketing and promotional support to drive more orders, and in November, we provided $10,000 winterization grants to hundreds of independent restaurants across Boston, Chicago, New York, and Philadelphia. In the fourth quarter alone, we effectively conveyed more than $50 million to local restaurants across the country through COVID-related, temporary fee caps. That said, we continue to believe fee caps are neither an efficient nor the right way to support the long-term sustainability of restaurants.

We ended the quarter with 31.4 million Active Diners (+39% year-over-year), net revenues of $503.7 million (+48% year-over-year), Adjusted EBITDA of $31.2 million and Adjusted EBITDA per order of $0.52. Without the impact from the temporary fee caps, Adjusted EBITDA per order would have been approximately $1.50 per order. It was an outstanding quarter for our underlying business and validates the power of our model, combining growth and profitability.

In addition to supporting our partners by driving as many orders as possible, we also offer restaurants free tools to help them grow their own online/digital business beyond our marketplace, including:

•

Direct ordering links: Allows restaurants to add a customized ordering link to their websites and other online properties free of charge. When diners go directly to a restaurant’s website and use these links to place an order, the restaurant does not pay a commission to Grubhub.

•

Branded digital solutions: We have a rich history of building and powering branded ordering and loyalty apps and websites for hundreds of regional and national restaurant brands including Pret a Manger and Zaxby’s. We will be rolling out similar products to independent restaurants at no charge over the coming months.

Business Performance

Ordering Trends

The increased adoption of online food ordering continued during the quarter. DAGs were 658,100, an increase of 31% year-over-year; and GFS in the fourth quarter reached a record $2.4 billion, an increase of 52% year-over-year. We had strong growth in all of our markets: dense urban, suburban and even our more rural markets. Our consumer business in Manhattan improved sequentially from the third to the fourth quarter more than any other Tier 1 or Tier 2 market as residents continued to return to the city; however, ordering levels in Manhattan still remain below pre-COVID levels.

As we discussed in our third quarter 2020 Shareholder Letter, we did not anticipate a seasonal step-up in DAGs from the third quarter to the fourth quarter because the dynamics that typically drive the increase in ordering in the winter, primarily more time at home and less going out at restaurants, were persistent throughout the entire year because of the pandemic. That said, there was a clear, double-digit acceleration in ordering levels in January as compared to the fourth quarter. January was easily our best month ever - DAGs, new diners and GFS all accelerated without substantive changes to promotional advertising. We have very strong momentum as we begin 2021: well positioned for continued, sustainable and profitable growth.

Diner Acquisition and Behavior

We finished the quarter with 31.4 million Active Diners, up 39% year-over-year and a sequential increase of 1.5 million diners. The quality of new diners acquired during the quarter remains high, with repeat rates well ahead of the fourth quarter last year.  At the same time, our existing diner cohorts, across both vintage and geography, are exhibiting order frequencies well above pre-COVID levels.

Restaurant Network

While diner activity was all-around outstanding last year, 2020 was truly a transformative year for our restaurant supply, which is critical to a robust marketplace. Grubhub now features over 265,000 partnered restaurants on its platform, a net increase of over 20,000 from October. Additions for both enterprise and independent restaurants accelerated in the fourth quarter. Our restaurant inventory in both Tier 2 and Tier 3 markets, which are primarily comprised of suburbs and smaller communities, increased 75% from the fourth quarter of 2019. Relatedly, more than twice as many distinct restaurants received orders from Grubhub in 2020 as compared to 2019. The strong momentum in our restaurant supply this year is a clear sign that Grubhub is a critical part of restaurants’ plans to grow their online business by leveraging our more than 31 million diners.

During the fourth quarter we rolled out hundreds of more locations for Arby’s, Jack in the Box, McDonald’s, and Subway. Grubhub now features almost all of the largest restaurant brands in the United States, complementing our broad independent and small chain restaurant inventory which continues to account for nearly 85% of our orders.

Fourth Quarter Key Business Metrics1 and Financial Review

●

Active Diners and Daily Average Grubs: We finished the quarter with 31.4 million Active Diners, up 39% year-over-year and up 1.5 million sequentially from the third quarter. DAGs were 658,100 in the fourth quarter, up 31% versus the fourth quarter of 2019.

●	Gross Food Sales: GFS for the fourth quarter were $2.4 billion, an increase of 52% from the fourth quarter of 2019, with our average order size of $39 up 16% year-over-year and up 2% sequentially.

1 Key Business Metrics are defined on pages 28-29 of our Annual Report on Form 10-K filed on February 28, 2020.

●

Net Revenues: Net revenues for the fourth quarter were $504 million, an increase of 48% year-over-year and our capture rate, calculated as net revenues divided by GFS, was 21%. While our overall capture rate remains below levels reported prior to COVID due to ongoing, temporary fee caps in some of our larger markets, in markets unaffected by fee caps our restaurant pricing is stable.

●

Operations and Support: Operations and support expenses were $319 million, an increase of 68% year-over-year, driven by the disproportionate increase in Grubhub-delivered orders and the underlying growth of our overall order volume. Revenue less operations and support costs per order (“contribution profit”), which helps normalize for the mix shift to more Grubhub-delivered orders, was $3.05 per order, compared to $2.89 in the third quarter.

●	Sales and Marketing: Sales and marketing expenses were $120 million in the fourth quarter, a year-over-year increase of 39%.

●	Technology: Technology expenses were $31 million, an increase of 5% year-over-year.

●

General and Administrative: General and administrative expenses were $34 million. After adjusting for one-time costs, general and administrative expenses were $25 million compared to $26 million in the third quarter.

●	Depreciation and Amortization: Depreciation and amortization expenses were $37 million, consistent with the third quarter.

●	GAAP Net Loss: Net loss was $68 million (loss per share of $0.73), compared to net loss of $28 million (loss per share of $0.30) in the fourth quarter of 2019.

●

Adjusted EBITDA: Fourth quarter 2020 Adjusted EBITDA was $31 million or $0.52 per order compared to $44 million or $0.71 per order in the third quarter. We note that temporary restaurant fee caps instituted during the pandemic in various, primarily urban, markets adversely impacted our Adjusted EBITDA per order in the second half of 2020. Without the impact of fee caps, Adjusted EBITDA per order would have been approximately $1.50 in both the third and fourth quarter

Guidance

Given Grubhub’s pending acquisition by Just Eat Takeaway.com, we are no longer issuing forward-looking guidance; however, we are excited about our pending merger and the operating strength of the business as we begin 2021. It’s already off to a phenomenal start.

Thank you for your continued support.

Sincerely,

Matt Maloney, Founder and CEO

Adam DeWitt, President and CFO

Use of Forward-Looking Statements

This communication contains “forward-looking statements” regarding Grubhub, Just Eat Takeaway.com or their respective management’s future expectations, beliefs, intentions, goals, strategies, plans and prospects, which, in the case of Grubhub, are made in reliance on the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements involve substantial risks, known and unknown, uncertainties, assumptions and other factors that may cause actual results, performance or achievements to differ materially from future results expressed or implied by such forward-looking statements including, but not limited to, the occurrence of any event, change or other circumstances that could give rise to the right of one or both of Grubhub or Just Eat Takeaway.com to terminate the merger agreement; the ability to obtain approval by Grubhub stockholders on the expected schedule or at all; difficulties and delays in integrating Grubhub’s and Just Eat Takeaway.com’s businesses; risks that the proposed merger disrupts Grubhub’s or Just Eat Takeaway.com’s current plans and operations; failing to fully realize anticipated synergies, cost savings and other anticipated benefits of the proposed merger when expected or at all; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed merger; the risk that unexpected costs will be incurred; the ability of Grubhub or Just Eat Takeaway.com to retain and hire key personnel; the diversion of management’s attention from ongoing business operations; uncertainty as to the value of the Just Eat Takeaway.com ordinary shares to be issued in connection with the proposed merger; uncertainty as to the long-term value of the common stock of the combined company following the proposed merger; the continued availability of capital and financing following the proposed merger; the outcome of any legal proceedings that may be instituted against Grubhub, Just Eat Takeaway.com or their respective directors and officers; changes in global, political, economic, business, competitive, market and regulatory forces; changes in tax laws, regulations, rates and policies; future business acquisitions or disposals; competitive developments; and the timing and occurrence (or non-occurrence) of other events or circumstances that may be beyond Grubhub’s and Just Eat Takeaway.com’s control. These and other risks, uncertainties, assumptions and other factors may be amplified or made more uncertain by the COVID-19 pandemic, which has caused significant economic uncertainty. The extent to which the COVID-19 pandemic impacts Grubhub’s and Just Eat Takeaway.com’s businesses, operations and financial results, including the duration and magnitude of such effects, will depend on numerous factors, which are unpredictable, including, but not limited to, the duration and spread of the outbreak, its severity, the actions taken to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. Forward-looking statements generally relate to future events or Grubhub and Just Eat Takeaway.com’s future financial or operating performance and include, without limitation, statements relating to the proposed merger and the potential impact of the COVID-19 outbreak on Grubhub and Just Eat Takeaway.com’s business and operations. In some cases, you can identify forward-looking statements because they contain words such as “anticipates,” “believes,” “contemplates,” “could,” “seeks,” “estimates,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions and the negatives of those terms.

While forward-looking statements are Grubhub’s and Just Eat Takeaway.com’s current predictions at the time they are made, you should not rely upon them. Forward-looking statements represent Grubhub’s and Just Eat Takeaway.com’s management’s beliefs and assumptions only as of the date of this communication, unless otherwise indicated, and there is no implication that the information contained in this communication is made subsequent to such date. For additional information concerning factors that could cause actual results and outcomes to differ materially from those expressed or implied in the forward-looking statements, please refer to the cautionary statements and risk factors included in Grubhub’s filings with the Securities and Exchange Commission (the “SEC”), including Grubhub’s Annual Report on Form 10-K filed with the SEC on February 28, 2020, Grubhub’s Quarterly Reports on Form 10-Q and any further disclosures Grubhub makes in Current Reports on Form 8-K. Grubhub’s SEC filings are available electronically on Grubhub’s investor website at investors.grubhub.com or the SEC’s website at www.sec.gov.

For additional information concerning factors that could cause future results to differ from those expressed or implied in the forward-looking statements, please refer to Just Eat Takeaway.com’s non-exhaustive list of key risks and cautionary statements included in Just Eat Takeaway.com’s Annual Report, which is available electronically on Just Eat Takeaway.com’s investor website at www.justeattakeaway.com. Except as required by law, Grubhub and Just Eat Takeaway.com assume no obligation to update these forward-looking statements or this communication, or to update, supplement or correct the information set forth in this communication or the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. All subsequent written and oral forward-looking statements attributable to Grubhub, Just Eat Takeaway.com or any person acting on behalf of either party are expressly qualified in their entirety by the cautionary statements referenced above.

Additional Information and Where to Find It

In connection with the proposed merger, Just Eat Takeaway.com will file with the SEC a registration statement on Form F-4 to register the shares to be issued in connection with the proposed merger. The registration statement will include a preliminary proxy statement of Grubhub/prospectus of Just Eat Takeaway.com which, when finalized, will be sent to the stockholders of Grubhub seeking their approval of the respective merger-related proposals. Also in connection with the proposed merger, Just Eat Takeaway.com will file with the Netherlands Authority for the Financial Markets (“AFM”) and/or the UK Financial Conduct Authority (“FCA”) a prospectus for the listing and admission to trading on Euronext Amsterdam and/or the admission to listing on the FCA’s Official List and to trading on the London Stock Exchange’s Main Market for listed securities of the shares to be issued in connection with the proposed merger (the “Prospectus”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM F-4 AND THE RELATED PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM F-4, THE PROSPECTUS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, THE AFM AND/OR THE FCA IN CONNECTION WITH THE PROPOSED MERGER, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GRUBHUB, JUST EAT TAKEAWAY.COM AND THE PROPOSED MERGER.

Investors and security holders may obtain copies of these documents and any other documents filed with or furnished to the SEC by Grubhub or Just Eat Takeaway.com free of charge through the website maintained by the SEC at www.sec.gov, from Grubhub at its website, investors.grubhub.com, or from Just Eat Takeaway.com at its website www.justeattakeaway.com. The Prospectus, as well as any supplement thereto, will be made available on the website of Just Eat Takeaway.com at its website www.justeattakeaway.com.

Participants in the Solicitation

Grubhub, Just Eat Takeaway.com and their respective directors and certain of their respective executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger under the rules of the SEC. Information about Grubhub’s directors and executive officers is available in Grubhub’s proxy statement dated April 9, 2020 for its 2020 Annual Meeting of Stockholders. To the extent holdings of Grubhub securities by directors or executive officers of Grubhub have changed since the amounts contained in the definitive proxy statement for Grubhub’s 2020 Annual Meeting of Stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge from the sources indicated above, and from Grubhub by going to its investor relations page on its corporate website at investors.grubhub.com. Information about Just Eat Takeaway.com’s directors and executive officers and a description of their interests are set forth in Just Eat Takeaway.com’s 2019 Annual Report, which may be obtained free of charge from Just Eat Takeaway.com’s website, www.justeattakeaway.com. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed merger when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Grubhub or Just Eat Takeaway.com using the sources indicated above.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended and applicable United Kingdom, Dutch and other European regulations.

Use of Non-GAAP Financial Measures

Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share attributable to common stockholders are financial measures that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP.

We define Adjusted EBITDA as net income (loss) adjusted to exclude merger, acquisition, restructuring and certain legal costs, income taxes, net interest expense, depreciation and amortization and stock-based compensation expense. Non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share attributable to common stockholders exclude merger, acquisition, restructuring and certain legal costs, amortization of acquired intangible assets, stock-based compensation expense and other nonrecurring items as well as the income tax effects of these non-GAAP adjustments. We use these non-GAAP financial measures as key performance measures because we believe they facilitate operating performance comparisons from period to period by excluding potential differences primarily caused by variations in capital structures, tax positions, the impact of acquisitions, restructuring and certain legal costs, the impact of depreciation and amortization expense on our fixed assets and the impact of stock-based compensation expense. Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share attributable to common stockholders are not measurements of our financial performance under GAAP and should not be considered as an alternative to performance measures derived in accordance with GAAP.

See “Non-GAAP Financial Measures Reconciliation” below for a reconciliation of net income (loss) to Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share attributable to common stockholders.

Contacts: Adam Patnaude Investor Relations ir@grubhub.com	Katie Norris Media Relations press@grubhub.com

GRUBHUB INC.

STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenues	$503,739	$341,270	$1,819,982	$1,312,151
Costs and expenses:
Operations and support	319,242	190,328	1,169,126	675,471
Sales and marketing	119,940	86,100	402,503	310,299
Technology (exclusive of amortization)	30,652	29,164	122,949	115,297
General and administrative	33,883	28,018	132,553	101,918
Depreciation and amortization	37,345	32,488	141,821	115,449
Total costs and expenses	541,062	366,098	1,968,952	1,318,434
Loss from operations	(37,323)	(24,828)	(148,970)	(6,283)
Interest expense, net	7,813	6,189	27,988	20,493
Loss before provision for income taxes	(45,136)	(31,017)	(176,958)	(26,776)
Income tax (benefit) expense	22,649	(3,299)	(21,097)	(8,210)
Net loss attributable to common stockholders	$(67,785)	$(27,718)	$(155,861)	$(18,566)
Net loss per share attributable to common stockholders
Basic	$(0.73)	$(0.30)	$(1.69)	$(0.20)
Diluted	$(0.73)	$(0.30)	$(1.69)	$(0.20)
Weighted-average shares used to compute net loss per share attributable to common stockholders:
Basic	92,909	91,509	92,328	91,247
Diluted	92,909	91,509	92,328	91,247

KEY BUSINESS METRICS

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Active Diners (000s)	31,417	22,621	31,417	22,621
Daily Average Grubs	658,100	502,600	622,700	492,300
Gross Food Sales (millions)	$2,361	$1,552	$8,669	$5,914

GRUBHUB INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31, 2020	December 31, 2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$360,232	$375,909
Short-term investments	53,126	49,275
Accounts receivable, less allowances for doubtful accounts	111,802	119,658
Income tax receivable	22,472	3,960
Prepaid expenses and other current assets	24,765	17,515
Total current assets	572,397	566,317
PROPERTY AND EQUIPMENT:
Property and equipment, net of depreciation and amortization	216,146	172,744
OTHER ASSETS:
Other assets	49,201	26,836
Deferred tax assets, non-current	142	—
Operating lease right-of-use asset	88,227	100,632
Goodwill	1,007,968	1,007,968
Acquired intangible assets, net of amortization	454,838	500,481
Total other assets	1,600,376	1,635,917
TOTAL ASSETS	$2,388,919	$2,374,978
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Restaurant food liability	$141,802	$131,753
Accounts payable	19,859	26,748
Accrued payroll	27,346	19,982
Current operating lease liability	17,897	9,376
Other accruals	149,278	61,504
Total current liabilities	356,182	249,363
LONG-TERM LIABILITIES:
Deferred taxes, non-current	17,777	27,163
Noncurrent operating lease liability	103,416	111,056
Long-term debt	494,103	493,009
Other accruals	644	817
Total long-term liabilities	615,940	632,045
STOCKHOLDERS’ EQUITY:
Common stock, $0.0001 par value	9	9
Accumulated other comprehensive loss	(1,275)	(1,628)
Additional paid-in capital	1,243,135	1,164,400
Retained earnings	174,928	330,789
Total Stockholders’ Equity	$1,416,797	$1,493,570
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,388,919	$2,374,978

GRUBHUB INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(155,861)	$(18,566)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation	42,446	30,237
Amortization of intangible assets and developed software	99,375	85,212
Stock-based compensation	84,485	72,879
Deferred taxes	(9,528)	(7,726)
Other	8,529	8,531
Changes in assets and liabilities
Accounts receivable	6,924	(11,591)
Income taxes receivable	(18,512)	5,989
Prepaid expenses and other assets	(22,569)	(13,854)
Restaurant food liability	10,106	4,380
Accounts payable	(2,014)	1,978
Accrued payroll	7,362	1,804
Other accruals	84,251	23,349
Net cash provided by operating activities	134,994	182,622
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of investments	(112,313)	(85,989)
Proceeds from maturity of investments	108,779	51,366
Capitalized website and development costs	(57,179)	(48,524)
Purchases of property and equipment	(62,999)	(55,167)
Acquisition of other intangible assets	(510)	(9,980)
Acquisitions of businesses, net of cash acquired	—	127
Other cash flows from investing activities	(525)	(250)
Net cash used in investing activities	(124,747)	(148,417)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the issuance of long-term debt	175,000	500,000
Repayments of borrowings under the credit facility	(175,000)	(342,313)
Taxes paid related to net settlement of stock-based compensation awards	(34,621)	(23,753)
Proceeds from exercise of stock options	9,588	4,469
Payments for debt issuance costs	(89)	(9,136)
Other cash flows from financing activities	(2,149)	—
Net cash provided by (used in) financing activities	(27,271)	129,267
Net change in cash, cash equivalents, and restricted cash	(17,024)	163,472
Effect of exchange rates on cash, cash equivalents and restricted cash	326	320
Cash, cash equivalents, and restricted cash at beginning of year	379,595	215,802
Cash, cash equivalents, and restricted cash at end of the period	$362,897	$379,594
SUPPLEMENTAL DISCLOSURE OF NON-CASH ITEMS
Cash paid for income taxes	$216	$1,163

GRUBHUB INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATION

(in thousands, except per share and per order data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net loss	$(67,785)	$(27,718)	$(155,861)	$(18,566)
Income taxes	22,649	(3,299)	(21,097)	(8,210)
Interest expense, net	7,813	6,189	27,988	20,493
Depreciation and amortization	37,345	32,488	141,821	115,449
EBITDA	22	7,660	(7,149)	109,166
Merger, acquisition, restructuring and certain legal costs	8,765	966	31,975	4,105
Stock-based compensation	22,425	18,073	84,485	72,879
Adjusted EBITDA	$31,212	$26,699	$109,311	$186,150

Net loss per order	$(1.12)	$(0.60)	$(0.68)	$(0.10)
Adjusted EBITDA per order	$0.52	$0.58	$0.48	$1.04

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net loss	$(67,785)	$(27,718)	$(155,861)	$(18,566)
Stock-based compensation	22,425	18,073	84,485	72,879
Amortization of acquired intangible assets	10,203	13,367	45,643	50,712
Merger, acquisition, restructuring and certain legal costs	8,765	966	31,975	4,105
Income tax adjustments	(11,466)	(8,916)	(44,903)	(35,883)
Non-GAAP income (loss)	$(37,858)	$(4,228)	$(38,661)	$73,247
Weighted-average diluted shares used to compute Non-GAAP income (loss) per share attributable to common stockholders	92,909	91,509	92,328	92,759
Non-GAAP income (loss) per diluted share attributable to common stockholders	$(0.41)	$(0.05)	$(0.42)	$0.79